Exhibit 99.1

MultiCell Technologies Receives $733,437 Cash Grant Award Under U.S. Government's Qualifying Therapeutic Discovery Project Program

WOONSOCKET, R.I., Nov. 2, 2010 /PRNewswire/ -- MultiCell Technologies, Inc. (OTC Bulletin Board: MCET.OB) announces it has received cash grant awards under the U.S. government's Qualifying Therapeutic Discovery Project ("QTDP") program.  The QTDP program was created by Congress as part of the Patient Protection and Affordable Care Act, and provides a tax credit or grant equal to eligible costs and expenses for tax years 2009 and 2010.

To be eligible, a therapeutic development project must: (i) have the potential to develop new treatments that address "unmet medical needs" or chronic and acute diseases; (ii) reduce long-term health care costs; (iii) represent a significant advance in finding a cure for cancer; (iv) advance U.S. competitiveness in the fields of life, biological, and medical sciences; or (v) create or sustain well-paying jobs, either directly or indirectly.

"We are pleased our MCT-465 and MCT-475 drug development programs for the treatment of cancer, and our MCT-125 drug development for the treatment of fatigue in multiple sclerosis patients qualified for certification under the QTDP program," stated W. Gerald Newmin, Chairman and CEO of MultiCell.  "For our programs where we requested certification, a combined total of $1,466,875 was certified as qualifying expenses under the QTDP program, and of that amount, $733,437 was awarded to MultiCell as a cash grant," Mr. Newmin further stated.  The QTDP grant awards are not taxable for U.S. federal income tax purposes, but may be taxable for State income tax purposes.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a clinical-stage biopharmaceutical company developing novel therapeutics and discovery tools to address unmet medical needs for treatment of neurological disorders, hepatic disease and cancer.

MultiCell's therapeutic development platform relies on patented techniques to: (i) isolate, characterize and differentiate stem cells from the human liver, or (ii) control the immune response at transcriptional and translational levels through dsRNA-sensing molecules such as Toll-like receptor (TLR), RIG-I-like receptor (RLR), and MDA-5 signaling, or (iii) generate specific and potent immunity against key tumor targets through a novel immunoglobulin treatment, or (iv) modulate the noradrenaline-adrenaline neurotransmitter pathway.

MultiCell's drug candidates are in various stages of discovery optimization, and preclinical and clinical development:

MCT-125 is a Phase 2 therapeutic candidate for treatment of fatigue in MS patients, which has demonstrated efficacy in a 138-patient Phase IIa clinical trial.
MCT-465 is a preclinical synthetic dsRNA therapeutic candidate and potent immune enhancer for the treatment of solid tumor cancers such as those expressing TLR-3.
MCT-475 is a discovery stage antibody therapeutic candidate for use in combination with dsRNA for the treatment of solid tumor cancers.
MCT-485 is a discovery stage dsRNA therapeutic candidate with tumor cytolytic properties for the treatment of certain cancers.

For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act").  These statements are often, but not always, made through the use of words or phrases such as "believe", "will", "expect", "anticipate", "estimate", "intend", "plan", "forecast", "could", and "would". Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of our clinical development programs.  MultiCell bases these forward- looking statements on current expectations about future events.  They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement.  Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations.  For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-K for the fiscal year ended November 30, 2009, and quarterly and other periodic SEC filings.  MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.